As filed with the Securities and Exchange Commission
                                on July 14, 1995
                                                     Registration No. 33-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                             DEL ELECTRONICS CORP.
                            -----------------------
             (Exact name of registrant as specified in its charter)

             New York                            13-1784308
     ----------------------------            ------------------------
     (State or other jurisdiction            (I.R.S. Employer
     of incorporation or                     Identification No.)
          organization)

              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
- --------------------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Leonard A. Trugman
                -----------------------------------------------
                Chairman, Chief Executive Officer and President
                             Del Electronics Corp.

              One Commerce Park, Valhalla, NY 10595 (914) 686-3600
- --------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

          Martin M. Goldwyn, Esq.                 Paul E. Gelbard, Esq.
            Tashlik, Kreutzer &                 Bachner, Tally, Polevoy &
               Goldwyn P.C.                              Misher
         833 Northern Boulevard                     380 Madison Avenue
          Great Neck, NY 11021                      New York, NY 10017
             (516) 466-8005                           (212) 687-7000

             -----------------------------------------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                        Calculation of Registration Fee


Title of each                        Proposed            Proposed
Class of            Amount to        maximum             maximum                 Amount
Securities to       be               offering price      aggregate               Registration
be registered       registered       per share (1)       offering price (1)      Fee
- -------------       ----------       --------------      ------------------      -------------
Warrants to
Purchase Shares     321,574
of Common Stock     Warrants         $0.28 (2)           $   90,040.72           $   31.05

Shares of
Common Stock,
$.10 par value
underlying          321,574
Warrants            Shares           $5.78               $1,858,697.72           $  640.93

Shares of
Common Stock,       231,655
$.10 par value      Shares           $5.78               $1,338,965.90           $  461.71

Total               321,574
                    Warrants
                    553,229
                    Shares                                                       $1,133.69

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), under the Securities Act of 1933 on the basis of the average of the high and low prices per share of the Registrant's Common Stock as reported on the American Stock Exchange on July 10, 1995.

(2) Represents the difference between the highest exercise price of the Warrants and the average of the high and low prices per share of the Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             DEL ELECTRONICS CORP.

                             Cross Reference Sheet

        Between Items in Part I of the  Registration  Statement  (Form  S-3) and
             Prospectus Pursuant to Item 501 of Regulation S-K


        Item of Form S-3                               Location in Prospectus
        --------------------------------------         ---------------------------------

1.      Forepart of the Registration Statement         Facing sheet of Registration
        and Outside Front Cover Page of                Statement; Cross Reference Sheet;
        Prospectus............................         Outside Front Cover Page

2.      Inside Front and Outside Back Cover            Available Information; Incorporation of
        Pages of Prospectus...................         Certain Documents by Reference;
                                                       Inside Front Cover Page

3.      Summary Information, Risk Factors              Prospectus Summary, The Company
        and Ratio of Earnings to Fixed
        Charges...............................

4.      Use of Proceeds.......................              *

5.      Determination of Offering Price.......              *

6.      Dilution..............................              *

7.      Selling Security Holders..............         Selling Shareholders

8.      Plan of Distribution..................         Plan of Distribution; Outside Front
                                                       Cover Page

9.      Description of Securities to be
        Registered............................         Description of Capital Stock

10.     Interests of Named Experts and
        Counsel...............................              *

11.     Material Changes......................              *

12.     Incorporation of Certain Information by        Incorporation of Certain Information by
        Reference.............................         Reference

13.     Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities...........................              *

- ---------------------------------------------------
*       Item is omitted because it is inapplicable.

                   SUBJECT TO COMPLETION, DATED JULY 14, 1995

Prospectus
- --------------------------------------------------------------------------------

                             DEL ELECTRONICS CORP.

                                 231,655 SHARES

                        OF COMMON STOCK, $.10 PAR VALUE

                                321,574 WARRANTS

             321,574 SHARES OF COMMON STOCK UNDERLYING THE WARRANTS

- --------------------------------------------------------------------------------


All of the shares of common stock offered hereby (the "Common Stock") are being sold by the Selling Shareholders identified under the caption "Selling Shareholders" (the "Selling Shareholders").

Del Electronics Corp. (the "Company") and certain selling shareholders entered into an underwriting agreement on May 29, 1991 with Laidlaw Equities, Inc., a Selling Shareholder hereunder, in connection with a public offering of 1,060,000 shares of Common Stock of the Company. Pursuant to such underwriting agreement, the Company agreed to sell to such Selling Shareholder or its designees, 100,000 warrants (the "Warrants") in consideration of the sum of $100. Such Selling Shareholder designated Colman Abbe, a Selling Shareholder, as a recipient of 50,000 of such Warrants. Such Warrants expire on June 4, 1996.

The Company issued to Aeroflex Incorporated, a Selling Shareholder hereunder, formerly named ARX, Inc., effective October 7, 1991, 75,000 Warrants in connection with the acquisition by the Company of certain selected inventory and selected related assets of Filtron Co., Inc., a subsidiary of such Selling Shareholder. Such Warrants expire on October 7, 1996.

The Company issued to Stanley Wunderlich, a Selling Shareholder hereunder, effective January 3, 1995, 25,000 Warrants in connection with a consulting agreement, dated January 1, 1995, between the Company and such Selling Shareholder. Such Warrants expire on December 31, 1999.

The Company issued to Chase Manhattan Investment Holdings, Inc., a Selling Shareholder hereunder, effective May 10, 1994, 30,000 Warrants in connection with a modified and restated credit agreement, dated May 10, 1994, between the Company and The Chase Manhattan Bank, N.A. Such Warrants expire on the later of
(i) July 11, 1999 and (ii) any extension of such date effected pursuant to the terms of the Warrant Agreement.

The Company issued to Chatfield Dean & Co., Russell J. Greenberg, Shail B. Sheth, Kenneth L. Greenberg, J. Shaine Gross and Rebecca L. Miller, Selling Shareholders hereunder, effective April 17, 1995, 17,500, 9,000, 3,000, 3,000, 1,500 and 1,000 Warrants, respectively, in connection with an investment banking agreement, dated April 13, 1995, between the Company and Chatfield Dean & Co. Such Warrants expire on April 16, 2000.

Each Warrant hereunder entitles the owner to purchase one share of Common Stock, $.10 par value.

The Company issued Warrants to twelve Selling Shareholders, effective April 2, 1990, in connection with a private placement. All of such Warrants were exercised by such Selling Shareholders and the Shares issued in connection with such exercise are being registered pursuant to this Registration Statement.

In connection with the acquisition by the Company of all of the assets of Bertan Associates, Inc. on May 24, 1994, the Company issued to Lester Bertan, Howard Bertan and Karl Reuchlein 90,899, 90,899 and 18,202 shares of Common Stock, respectively.

The total number of Warrants and Shares described herein was increased to reflect various stock dividends and the exercise price of the Warrants was correspondingly reduced. The Company will not receive any of the proceeds from the sale of the Common Stock. See "Selling Shareholders" and "Description of Capital Stock".

The Common Stock of the Company is traded on the American Stock Exchange ("AMEX") under the symbol DEL. On July 10, 1995, the average of the high and low prices at which the Common Stock was quoted on the AMEX was $5.78.

                              --------------------

This offering is not being underwritten. The shares of Common Stock being offered hereunder may be sold from time to time by the Selling Shareholders in one or more transactions on the AMEX, in block transactions, in negotiated transactions or by a combination of such methods of offering at prevailing market prices, at prices related to prevailing market prices or negotiated prices. All of the expenses of preparing and filing the Registration Statement of which this Prospectus forms a part, estimated to be $21,633.69 are being paid by the Company.
                             ---------------------

- --------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------
         The date of this Prospectus is ______________, 1995.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Company's securities are listed on the American Stock Exchange, Inc., and reports, proxy statements and other information concerning the Company may also be inspected at such exchange's offices at 86 Trinity Place, New York, New York 10006-1881.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") of which this Prospectus is a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the office of the Commission.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1994 heretofore filed by the Company with the Commission (File No. 1-10512) pursuant to the 1934 Act, the Company's quarterly reports on Form 10-Q for the quarters ended April 29, 1995, January 28, 1995 and October 29, 1994, the Company's definitive Proxy Statement, dated January 17, 1995, and the Company's

Current Report on Form 8-K, dated June 10, 1994, as amended by Form 8-K/A, dated August 8, 1994, are hereby incorporated herein by reference.

     Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this Prospectus (other than exhibits unless such exhibits are expressly incorporated by reference in such documents). Requests should be directed to Del Electronics Corp., One Commerce Park, Valhalla, NY 10595, (914) 686-3600, Attention: Michael Taber, Chief Financial Officer and Secretary.


                                  THE COMPANY

     The Company is comprised of five operations that are involved in the design, manufacture and marketing of medical imaging and special electronic components for medical, industrial and defense applications and diagnostic OEM ("Original Equipment Manufacturer") equipment. These products are sold throughout the world to a broad range of OEM customers, distributors, radiologists and defense agencies.

     Dynarad Corp., a wholly owned subsidiary, manufactures and markets mobile medical imaging systems, mammography equipment, portable dental x-ray units and advance neo-natal imaging systems. These cost-effective systems are utilized by hospitals, clinics, private practices, sports complexes and defense forces.

     The Power Conversion Division provides standard and custom high voltage power supplies, transformers and custom low voltage power supplies. These products are sold to medical, commercial and defense customers. Medical applications include CAT scanning, MRI scanning, laser surgery, nuclear medicine, blood analysis and cancer therapy. Other applications include airport security systems, ion implantation, laser machining, electron beam welding, energy exploration, CRT's and radar systems.

     RFI Corporation, a wholly owned subsidiary, designs and manufactures electronic noise suppression filters, high voltage capacitors, pulse transformers, pulse forming networks and specialty magnetics. The filter products are used to suppress interference signals that can affect the operation of electronic equipment. Applications include telecommunications systems, data communication equipment and computer systems. High voltage capacitors are used in laser surgery, power conversion, radar and pulse forming applications.

     Del Medical Systems Corp., a wholly owned subsidiary, markets medical diagnostic products on a worldwide basis. These products are sold to hospitals as well as alternate care providers.

     Bertan High Voltage Corp., a wholly owned subsidiary, designs and manufactures precision high voltage power supplies and instrumentation. These products are utilized in many medical and industrial applications, including medical instrumentation, scanning electron microscopes, x-ray instrumentation and electronic beam systems.

     The Common Stock was listed on the AMEX on April 17, 1990 under the symbol DEL.

     The Company was organized under the laws of New York in 1954. The Company's executive offices are located at One Commerce Park, Valhalla, New York 10595 and its telephone number is (914) 686-3600.


                                  THE OFFERING

Common Stock Issued and Outstanding
to be offered by Selling Shareholders........     231,655 shares of Common
                                                  Stock, $.10 par value

Common Stock to be issued and outstanding
after exercise of existing
Warrants offered by Selling Shareholders.....     321,574 shares of
                                                  Common Stock, $.10
                                                  par value

Common Stock to be Outstanding after the
Offering.....................................     4,399,836 shares of Common
                                                  Stock, $.10 par value

AMEX Symbol..................................     DEL


                              SELLING SHAREHOLDERS


          The Selling Shareholders listed in the table below have indicated their intention to register their Warrants or sell the number of shares of Common Stock set forth opposite their respective names. The table sets forth information with respect to the ownership of the Company's Warrants or Common Stock by the Selling Shareholders as of July 14, 1995 and as adjusted to reflect the sale of shares offered by this Prospectus. All information with respect to stock ownership has been furnished to the Company by the respective Selling Shareholders.

     On May 29, 1991, the Company entered into an underwriting agreement with one of the Selling Shareholders, Laidlaw Equities, Inc. ("Laidlaw"). In connection therewith, the Company issued to Laidlaw or its designees, Warrants to purchase 100,000 shares of the Company's Common Stock. Such Selling Shareholder designated Colman Abbe, a Selling Shareholder, as a recipient of 50,000 of such Warrants. Each Warrant entitles the holder to purchase one share of the Company's Common Stock and is exercisable at any time through June 4, 1996. The exercise price of each Warrant was $7.20 per share, subject to adjustment from time to time pursuant to the anti-dilution provisions set forth in such Warrant. As a result of various stock dividends, the number of Warrants owned by Laidlaw and Colman Abbe was increased to 65,128 each and the exercise price was reduced to $5.52 per share.

     Mr. Natan V. Bertman, a Selling Shareholder, is a Director of the
Company. Mr. Seymour Rubin, a Selling Shareholder, is a Director and Vice President of the Company and President of RFI Corporation, a wholly owned subsidiary of the Company. Mr. Theodore Wm. Tashlik, a Selling Shareholder, is a member of the law firm of Tashlik, Kreutzer & Goldwyn P.C., counsel to the Company. Mr. Philip Rosenberg, a Selling Shareholder, is an accountant with the accounting firm of David Michael & Co., P.C., which provides certain accounting services for the Company. On April 2, 1990, in connection with a private placement, the Company issued to Messrs. Bertman, Rubin, Tashlik and Rosenberg, Warrants, all of which were exercised, to purchase 2,166, 1,354, 1,000 and 125 shares, respectively, of the Company's Common Stock. The number of shares underlying such Warrants was increased to 2,824, 1,765, 1,302 and 162, respectively, as a result of various stock dividends.

     Mr. Howard Bertan, a Selling Shareholder, is the President of Bertan
High Voltage Corp. Such Selling Shareholder was issued 90,899 shares of Common Stock of the Company in connection with the acquisition by the Company of all of the assets of Bertan Associates, Inc., the predecessor of Bertan High Voltage Corp. The number of shares was increased to 99,325 as a result of three 3% stock dividends. Messrs. Lester Bertan and Karl Reuchlein, Selling Shareholders, were issued 90,899 and 18,202 shares, respectively, of Common Stock of the Company in connection with such acquisition. The number of shares was increased to 99,325 and 19,889, respectively, as a result of three 3% stock dividends.

     Mr. Stanley Wunderlich, a Selling Shareholder, is a consultant to the Company. Such Selling Shareholder was issued 25,000 Warrants in connection with a consulting agreement, dated January 1, 1995, between the Company and such Selling Shareholder. As a result of one 3% stock dividend, the number of Warrants was increased to 25,750 and the exercise price was reduced to $5.34 per share.

     Chatfield Dean & Co., Russell J. Greenberg, Shail B. Sheth, Kenneth L. Greenberg, J. Shaine Gross and Rebecca L. Miller, Selling Shareholders, provide investment banking services to the Company. Such Selling Shareholders were issued an aggregate 35,000 Warrants in connection with an investment banking agreement, dated April 13, 1995, between the Company and Chatfield Dean & Co. As a result of one 3% stock dividend, the aggregate number of Warrants were increased to 36,050 and the exercise price was reduced to $5.34 per share.

     Chase Manhattan Investment Holdings, Inc., a Selling Shareholder, is affiliated with The Chase Manhattan Bank, N.A., the Company's lender. Such Selling Shareholder was issued 30,000 Warrants in connection with a modified and restated credit agreement, dated May 10, 1994, between the Company and The Chase Manhattan Bank, N.A. Each Warrant entitles the holder to purchase one share of the Company's Common Stock and is exercisable at any time through the later of
(i) July 11, 1999 and (ii) any extension of such date effected pursuant to the terms of the Warrant Agreement. The exercise price of each Warrant was $7.16 per share, subject to adjustment from time to time pursuant to the anti-dilution provisions set forth in such Warrant. Pursuant to an Amendment to Warrant Agreement, dated January 27, 1995, executed in connection with the Third Amendment to Modified and Restated Credit Agreement, dated January 17, 1995, the exercise price of each Warrant was reduced to $5.50 per share. As a result of two 3% stock dividends, the number of Warrants owned by Chase Manhattan Investment Holdings, Inc., was increased to 31,827 and the exercise price was reduced to $5.34 per share.

     The Company has filed the Registration Statement of which this Prospectus forms a part to comply with the exercise by the Selling Shareholders, Laidlaw and Colman Abbe, of a demand registration right granted to such Selling Shareholders, and to comply with a piggyback registration granted to all of the other Selling Shareholders.

                                                                                Shares Owned After
                                                                 Shares              Offering
                                                                 Underlying     ------------------
                              Shares Owned        Shares to      Warrants to
Selling Shareholders          Prior to Offering   be Sold        be Sold        Number    Percent
- --------------------          -----------------   ---------      -----------    ------    --------
Laidlaw Equities, Inc.        ----                ----           65,128         ----      ----

Colman Abbe                   ----                ----           65,128         ----      ----

Aeroflex Incorporated         ----                ----           97,691         ----      ----

Chase Manhattan
Investment Holdings, Inc.     ----                ----           31,827         ----      ----

Stanley Wunderlich            ----                ----           25,750         ----      ----

Chatfield Dean & Co.          ----                ----           18,025         ----      ----

Russell J. Greenberg          ----                ----            9,270         ----      ----

Shail B. Sheth                ----                ----            3,090         ----      ----

Kenneth L. Greenberg          ----                ----            3,090         ----      ----

J. Shaine Gross               ----                ----            1,545         ----      ----

Rebecca L. Miller             ----                ----            1,030         ----      ----

Lester Bertan                  99,519              99,325        ----               194    *

Howard Bertan (1)             118,573              99,325        ----            19,248    *

Karl Reuchlein                 19,889              19,889        ----             -0-      *

Philip and Elizabeth Yonks     17,921                 406        ----            17,515    *

Garden State Lumber
Products Corp.                 14,078               2,824        ----            11,254    *

Florence Liebert                5,621               1,128        ----             4,493    *

Cynthia J. Jacobson            14,473               1,058        ----            13,415    *

Natan V. Bertman (2)           98,955               2,824        ----            96,131    2.30%

Joseph A. Stefanowicz           3,075                 281        ----             2,794    *

                                                                                Shares Owned After
                                                                 Shares              Offering
                                                                 Underlying     ------------------
                              Shares Owned        Shares to      Warrants to
Selling Shareholders          Prior to Offering   be Sold        be Sold        Number    Percent
- --------------------          -----------------   ---------      -----------    ------    --------
Nanci Slater                      423                 423        ----             -0-     *

Matthew Slater                    423                 423        ----             -0-     *

Seymour Rubin (3)              89,492               1,765        ----            87,727    2.11%

Stanley and Sheila Hittman      2,600                 521        ----             2,079    *

Philip Rosenberg                  162                 162        ----             -0-      *

Theodore Wm. Tashlik (4)       25,567               1,301        ----            24,266    *
                              -------------       ---------      -----------    ------    --------
TOTAL                         510,771             231,655        321,574        279,116   6.41%

FOOTNOTES
- -------------------------


     * Represents less than 1% of the outstanding shares of Common Stock of the Company including shares issuable under options which are presently exercisable or which became exercisable within 60 days of July 14, 1995.

     (1) Shares owned include 19,123 shares, options for which are presently exercisable or will become exercisable within 60 days of July 14, 1995.

     (2) Shares owned include 64,869 shares, options for which are presently exercisable or will become exercisable within 60 days of July 14, 1995.

     (3) Shares owned include 80,161 shares, options for which are presently exercisable or will become exercisable within 60 days of July 14, 1995.

     (4) Shares owned include 24,266 shares, options for which are presently exercisable or will become exercisable within 60 days of July 14, 1995.

                              PLAN OF DISTRIBUTION



     The shares may be sold from time to time by the Selling Shareholders in one or more transactions on the AMEX, in block transactions, in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. These transactions may be effected by the Selling Shareholders through one or more broker-dealers who may act as principal or who may receive compensation in the form of concessions or commissions from the Selling Shareholders or the purchasers of the shares for whom they act as agent, in such amounts as are customary in connection with similar transactions. The Company has agreed to bear all expenses in connection with the registration of the shares.

     The Company will receive no proceeds from the sale by the Selling Shareholders of their shares of Common Stock.


                          DESCRIPTION OF CAPITAL STOCK


     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.10 per share, of which 4,078,262 shares are issued and outstanding. Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. All shares of Common Stock have equal rights and are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor and to share ratably upon liquidation in the assets available for distribution to stockholders. The Common Stock is not subject to call or assessment, has no preemptive conversion or cumulative voting rights and is not subject to redemption. The Company has only one class of directors.

     Mellon Financial Services, Services Department, 85 Challenger Road, Overpeck Center, Ridgefield Park, New Jersey 07660, is the transfer agent and the registrar of the Common Stock.


                                 LEGAL MATTERS


     The validity of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021.

                                    EXPERTS


     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1994 have been audited by Deloitte & Touche LLP, independent auditors as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             DEL ELECTRONICS CORP.

                              231,655 COMMON STOCK

                              321,574 WARRANTS TO

                             PURCHASE COMMON STOCK

                                 321,574 SHARES

                              UNDERLYING WARRANTS
                              --------------------

                              P R O S P E C T U S
                              --------------------

          -------------------
          TABLE OF CONTENTS
          -------------------
                                                  Page
                                                  ----

          Available Information                     3
          Incorporation of Certain
           Information by Reference                 3
          The Company                               4
          The Offering                              5
          Selling Shareholders                      5
          Plan of Distribution                     10
          Description of Capital Stock             10
          Legal Matters                            10
          Experts                                  11

                                                              July 14, 1995

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling
Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.       Other Expenses of Issuance and Distribution.

     It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company.


Registration fee-Securities and
  Exchange Commission....................................    $   1,133.69
Legal fees and expenses..................................       10,000.00
Accounting fees and expenses.............................       10,000.00
Blue sky fees and expenses
  (including counsel fees)...............................          -0-
Miscellaneous............................................          500.00
                                                             ------------

  TOTAL..................................................    $  21,633.69
                                                             ============

Item 15.       Indemnification of Directors and Officers.

     (a) Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.


                                       I

     (b) Paragraph TWELFTH of the Company's Certificate of Incorporation limits directors' liability as permitted by Section 402(b) of the NYBCL and reads in its entirety as follows:

               "TWELFTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit:

               (a) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the New York Business Corporation Law, or

               (b) the liability of any director for any act or omission prior to the adoption of the amendment including this paragraph in the Certificate of Incorporation of the Corporation."

Item 16.       Exhibits.

Exhibit
Number   Description of Document                                  Footnotes
- -------  --------------------------------                         --------

 4.1     Warrant Certificate of ARX, Inc.                         (1)

 4.2     Asset Purchase Agreement by and among
         Del Electronics Corp., Del Acquisition Corp.,
         Bertan Associates, Inc., Lester Bertan, Howard Bertan
         and Karl Reuchlein dated April 1, 1994                   (2)

 4.3     Registration Rights Agreement by and among
         Del Electronics Corp., Lester Bertan, Howard
         Bertan and Karl Reuchlein dated April 1, 1994            (3)

 4.4     Stock Purchase Warrants of Laidlaw
         Equities, Inc. and Colman Abbe                           (4)

*4.5     Warrant Agreement between Del Electronics Corp.
         and Chase Manhattan Investment Holdings, Inc.
         dated May 10, 1994

- -------------
*Filed herewith



                                       II

*4.6      Amendment to Warrant Agreement between
          Del Electronics Corp. and Chase Manhattan Investment
          Holdings Inc. dated January 27, 1995

*4.7      Warrant Certificate of Stanley Wunderlich

*4.8      Warrant Certificate of Chatfield Dean & Co., Inc.

*4.9      Warrant Certificate of Russell J. Greenberg

*4.10     Warrant Certificate of Shail B. Sheth

*4.11     Warrant Certificate of Kenneth L. Greenberg

*4.12     Warrant Certificate of J. Shaine Gross

*4.13     Warrant Certificate of Rebecca L. Miller

 4.14     Copy of Del Electronics Corp. Amended and
          Restated Stock Option Plan (the "Plan")                 (5)

 4.15     Option Agreement, substantially in the form used in
          connection with options granted under the Plan          (6)

*5.1      Opinion and Consent of Tashlik, Kreutzer & Goldwyn
          P.C., counsel to the Company as to the legality of the Common Stock being offered.

*23.1     Consent of Deloitte & Touche LLP

*23.2     Consent of Tashlik, Kreutzer & Goldwyn P.C.
          (contained in Exhibit 5.1)

- --------------
* Filed herewith

(1) Filed as Exhibits 4.2, 4.5 and 4.6 to Del Electronics Corp. Annual Report on Form 10-K filed November 6, 1991 and incorporated herein by reference.

(2) Filed as Exhibit 2.1 to Del Electronics Corp. Current Report on Form 8-K dated June 10, 1994 and incorporated herein by reference.

(3) Filed as Exhibit 4.1 to Del Electronics Corp. Current Report on Form 8-K dated June 10, 1994 and incorporated herein by reference.

(4) Filed as Exhibit 4.2 to Del Electronics Corp. Pre-Effective Amendment No. 1 to Registration Statement on Form S-2 (No. 33-40314) and incorporated herein by reference.


                                      III

(5) Filed as Exhibit A to Del Electronics Corp. Proxy Statement dated January 26, 1994 and incorporated herein by reference.

(6) Filed as Exhibit 4.8 to Del Electronics Corp. Annual Report on Form 10-K for the year ended July 30, 1994 and incorporated herein by reference.

Item 17.       Undertakings.

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                       IV

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                       V

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mt. Pleasant, State of New York, on the 13th day of July, 1995.


                                        DEL ELECTRONICS CORP.


                                        By:  /s/ Leonard A. Trugman
                                        ----------------------
                                        Leonard A. Trugman
                                        Chairman, Chief Executive Officer
                                          and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           /s/ Leonard A. Trugman       Chairman of the Board    July 13, 1995
          -----------------------       Chief Executive Officer,
          Leonard A. Trugman            President and Director

          /s/ Natan V. Bertman
          --------------------
          Natan V. Bertman              Director                 July 13, 1995

          /s/ Raymond Kaufman
          -------------------
          Raymond Kaufman               Director                 July 13, 1995

          /s/ David Michael
          -----------------
          David Michael                 Director                 July 13, 1995

          /s/ James M. Tiernan
          --------------------
          James M. Tiernan              Director                 July 13, 1995

          /s/ Seymour Rubin
          -----------------
          Seymour Rubin                  Director                July 13, 1995

                                       VI

                                 EXHIBIT INDEX


Exhibit
Number    Description of Document                                     Footnotes
- -------   --------------------------------                            ---------

 4.1      Warrant Certificate of ARX, Inc.                            (1)

 4.2      Asset Purchase Agreement by and among
          Del Electronics Corp., Del Acquisition Corp.,
          Bertan Associates, Inc., Lester Bertan, Howard Bertan
          and Karl Reuchlein dated April 1, 1994                      (2)

 4.3      Registration Rights Agreement by and among
          Del Electronics Corp., Lester Bertan, Howard
          Bertan and Karl Reuchlein dated April 1, 1994               (3)

 4.4      Stock Purchase Warrants of Laidlaw
          Equities, Inc. and Colman Abbe                              (4)

*4.5      Warrant Agreement between Del Electronics Corp.
          and Chase Manhattan Investment Holdings, Inc.
          dated May 10, 1994

*4.6      Amendment to Warrant Agreement between
          Del Electronics Corp. and Chase Manhattan Investment
          Holdings Inc. dated January 27, 1995

*4.7      Warrant Certificate of Stanley Wunderlich

*4.8      Warrant Certificate of Chatfield Dean & Co., Inc.

*4.9      Warrant Certificate of Russell J. Greenberg

*4.10     Warrant Certificate of Shail B. Sheth

*4.11     Warrant Certificate of Kenneth L. Greenberg

*4.12     Warrant Certificate of J. Shaine Gross

*4.13     Warrant Certificate of Rebecca L. Miller

 4.14     Copy of Del Electronics Corp. Amended and
          Restated Stock Option Plan (the "Plan")                     (5)

 4.15     Option Agreement, substantially in the form used in
          connection with options granted under the Plan              (6)

                                      VII

*5.1      Opinion and Consent of Tashlik, Kreutzer
          & Goldwyn P.C., counsel to the Company
          as to the legality of the Common Stock
          being offered.

*23.1     Consent of Deloitte & Touche LLP

*23.2     Consent of Tashlik, Kreutzer & Goldwyn  P.C.
          (contained in Exhibit 5.1)


- -----------------
*Filed herewith

(1) Filed as Exhibits 4.2, 4.5 and 4.6 to Del Electronics Corp. Annual Report on Form 10-K filed November 6, 1991 and incorporated herein by reference.

(2) Filed as Exhibit 2.1 to Del Electronics Corp. Current Report on Form 8-K dated June 10, 1994 and incorporated herein by reference.

(3) Filed as Exhibit 4.1 to Del Electronics Corp. Current Report on Form 8-K dated June 10, 1994 and incorporated herein by reference.

(4) Filed as Exhibit 4.2 to Del Electronics Corp. Pre-Effective Amendment No. 1 to Registration Statement on Form S-2 (No. 33-40314) and incorporated herein by reference.

(5) Filed as Exhibit A to Del Electronics Corp. Proxy Statement dated January 26, 1994 and incorporated herein by reference.

(6) Filed as Exhibit 4.8 to Del Electronics Corp. Annual Report on Form 10-K for the year ended July 30, 1994 and incorporated herein by reference.

                                      VIII